Expense Limitation Agreement

         Expense Limitation Agreement made as of August 3, 2004, between Pioneer Investment Management, Inc. (PIM) and the investment companies and series thereof listed on Annex A (each a "Fund").

         Whereas PIM wishes to reduce the expenses of the Investor Class shares or Class I shares of each Fund until the second anniversary of the closing of the reorganization relating to the initial issuance of Investor Class shares or Class I shares of such Fund; and

         Whereas each Fund wishes to have PIM enter into such an agreement;

         Now therefore the parties agree as follows:

         Section 1. PIM agrees, until the end of the month of the second anniversary of the reorganization relating to the initial issuance of Investor Class shares or Class I shares of a Fund, to limit such Fund's ordinary operating expenses (other than extraordinary expenses, such as litigation, taxes, brokerage commissions, etc.) attributable to the Investor Class shares or Class I shares (the "Expense Limitation") to the percentage listed for such Fund on Annex A. Such limitation shall be made by waiving transfer agency fees and/or reimbursing expenses attributable to Investor Class shares or Class I shares. In the event that the waiver of transfer agency fees and expenses is not sufficient, PIM shall waive other fees and/or reimburse the Fund for the Fund's other ordinary operating expenses (other than extraordinary expenses, such as litigation, taxes, brokerage commissions, etc) so that the Expense Limitation is satisfied with respect to Investor Class shares or Class I shares, as the case may be.

         Section 2. PIM may not terminate or modify the duration or amount of this Expense Limitation Agreement. PIM may otherwise modify this Agreement with the approval of the Board of Trustees of each Fund.

         Section 3. This Agreement automatically terminates without obligation by the Fund upon termination of the Management Contract between PIM and the Fund.

         Section 4. This Agreement shall be governed by the laws of the State of Delaware.

         In witness whereof, the parties hereto have caused this Agreement to be signed as of the 3rd day of August, 2004.


Each Fund listed on Annex A PIONEER INVESTMENT MANAGEMENT, INC.


By:  /s/ Osbert M. Hood                         By:/s/ Dorothy E. Bourassa
     --------------------------                    ----------------------------
      Osbert M. Hood                                Dorothy E. Bourassa
      Executive Vice President                      Secretary





                                                                         Annex A
     Acquiring Fund        Class of Shares      Expense Limitation
                                                            (Investor class) for
                                                               initial two years
Pioneer International      Investor Class             1.40%
Equity Fund
Pioneer Balanced Fund      Investor Class             1.10%
Pioneer Fund               Investor Class             1.02%
Pioneer Growth Shares      Investor Class             1.15%
Pioneer Value Fund         Investor Class             1.10%
Pioneer Small Cap Value    Investor Class             1.15%
Fund
Pioneer Bond Fund          Investor Class             0.74%
Pioneer Tax Free Income    Investor Class             0.70%
Fund
Pioneer America Income     Investor Class             0.74%
Trust
Pioneer High Yield Fund    Investor Class             0.90%
Pioneer Cash Reserves      Investor Class             0.71%
Fund
Pioneer Tax Free Money     Investor Class             0.65%
Market Fund
Pioneer Growth             Investor Class             1.05%
Opportunities Fund
Pioneer Mid Cap Value      Investor Class             1.10%
Fund
Pioneer California Tax     Investor Class             0.63%
Free Income Fund
Pioneer Municipal Bond     Investor Class             0.62%
Fund


     Acquiring Fund          Class of      Expense limitation for
                              Shares          initial two years
Pioneer Fund VCT             Class I                0.80%
Portfolio
Pioneer Small Cap Value      Class I                1.01%
II VCT Portfolio
Pioneer Bond VCT             Class I                0.62%
Portfolio
Pioneer Money Market         Class I                0.90%
VCT Portfolio
Pioneer Mid Cap VCT          Class I                0.88%
Portfolio
Pioneer Growth               Class I                0.79%
Opportunities VCT
Portfolio